COORS BREWING COMPANY
EMPLOYEE PROFIT SHARING PROGRAM

OBJECTIVE:

The purpose of the program is to provide the opportunity for each employee of Coors Brewing Company to share in the Company's success and enhance employee commitment to Company profitability.

OVERVIEW:

The program is designed to have a payout when the Company reaches an established pre-tax target which is determined by the Board of Directors prior to the plan year. The pre-tax profit target for 1996 is $115 million. At the threshold of $115 million of pre-tax income, the minimum payout equals one-half weeks pay. The maximum payout at $172.5 million in pre-tax income equals two weeks pay.

ELIGIBILITY:

All Coors Brewing Company regular active full-time and regular part-time employees on the payroll as of December 31.

Employees represented by the International Union of Operating Engineers, Local #9, are eligible for profit sharing as negotiated in the 1990 contract. Memphis employees represented by Teamsters Local #1196 will be eligible for participation effective January 1, 1993.

Employees terminated prior to December 31 will forfeit their right to any payout.

Employees who retire or are on LOA, LTD on December 31 will receive a pro-rata payout based on earnings received during active employment.

No individual in another incentive plan; i.e. MIC, CIP, Sales
Bonus, Gainsharing, will be eligible for participation in the Profit Sharing Program.

PROGRAM DESIGN:

The Company must attain pre-tax profit target prior to any payout. Target is established by the Board of Directors prior to the plan year.

Distribution of profit sharing will be an even percentage of payout to all employees.

PAYOUT DISTRIBUTION:

Payouts are calculated on base earnings for the plan year which include overtime, shift differential, holiday, vacation pay, light duty and sick time up to 10 consecutive scheduled working days. Not included will be tuition reimbursements or other reimbursements, other bonuses and LOA/LTD payments.

Total individual annual earnings will be used for profit sharing payout calculation for temporary employees who convert to regular full-time status.

Checks will be distributed no later than 60 days following the end of the plan year. Profit sharing payouts will be taxed at the flat tax rate in effect at the time of the payout.

Profit sharing dollars will not be included in benefit calculations.

PAYOUT FORMULA:

Payout percentage is derived by dividing the total payout pool of dollars by the total eligible wages. One-half weeks pay equals nine tenths of one percent.